EXHIBIT A

IDENTIFICATION OF SUBSIDIARY(IES)

ITEM 7.	Identification and Classification of the Subsidiary Which Acquired the
        Security Being Reported on by the Parent Holding Company:

        Firstar Bank, National Association                         BK

        Mercantile Trust Company, N.A.                             BK

        Firstar Information Research & Management Co., LLC         IA